EXHIBIT 99

For Immediate Release	Contact: Karen A. Warren (Investor Relations)
July 24, 2006	401-727-5401
Wayne S. Charness (News Media)
401-727-5983

Hasbro Reports Second Quarter Results

Highlights

•

Net revenues were $527.8 million, down 7.8%, compared to $572.4 million a year ago, results include an $84.8 million decline in STAR WARS;

•

Net earnings of $0.07 per diluted share which includes stock-based compensation expense, net of tax, of ($0.01) per share under SFAS 123R; this compares to prior year net earnings of $0.13 per diluted share, which would have been $0.11 per diluted share if the Company had recorded compensation expense of ($0.02) per share as disclosed under SFAS 123;

•

Strong performance from a number of Hasbro brands, including LITTLEST PET SHOP, MONOPOLY, PLAYSKOOL, MAGIC: THE GATHERING, TRANSFORMERS and NERF;

•

Repurchased approximately 10 million shares of common stock at a cost of $192.6 million.

Pawtucket, RI (July 24, 2006) -- Hasbro, Inc. (NYSE: HAS) today reported second quarter results.  Worldwide net revenues for the quarter were $527.8 million, compared to $572.4 million a year ago.  The Company reported net income of $27.1 million or $0.07 per diluted share, which includes stock-based compensation expense of $2.5 million or ($0.01) per diluted share, net of tax, due to the required implementation of SFAS 123R at the beginning of the year.  Net earnings prior to fiscal 2006 did not include stock-based compensation expense.  Including the stock-based compensation expense previously disclosed in Hasbro’s financial statement footnotes, the net earnings for the second quarter of fiscal 2005 would have been $26.0 million or $0.11 per diluted share.  In the second quarter of 2005 net earnings on a reported basis, which did not include the effect of stock-based compensation expense, were $29.5 million or $0.13 per diluted share.  Please refer to the tables attached to this press release for 2005 results that have been adjusted to include the effect of stock-based compensation expense.

“Given the anticipated decline in STAR WARS of $84.8 million, our top line results are better than we expected and the remaining business is performing well, up $40.2 million or 9.4% for the quarter and $102.8 million or 13.2% for the year, which bodes well for our full year results,” said Alfred J. Verrecchia, President and Chief Executive Officer.

North American segment revenues, which include all of the Company’s toys and games business in the United States, Canada, and Mexico, were $362.0 million for the quarter, compared to $388.0 million in 2005.  This $26.0 million decline reflects a $47.7 million decline in STAR WARS, which was partially offset by growth in PLAYSKOOL, MAGIC: THE GATHERING, LITTLEST PET SHOP, NERF, G.I. JOE, TRANSFORMERS and board games.  The North American segment reported an operating profit of $30.4 million, compared to $25.4 million last year, which has been adjusted to include the impact of stock-based compensation.

International segment revenues for the quarter were $153.2 million, compared to $172.5 million in 2005, a decline of $19.3 million.  The results reflect strong performance from MONOPOLY, PLAY-DOH, LITTLEST PET SHOP, MAGIC: THE GATHERING and PLAYSKOOL which was offset by a $37.1 million decline in STAR WARS.  The International segment reported an operating loss of ($8.1) million for the quarter, compared with an operating profit of $1.2 million in 2005, as adjusted to include the impact of stock-based compensation.

“As part of our commitment to return cash to shareholders, during the quarter we repurchased approximately 10 million shares of common stock at a total cost of $192.6 million,” said David Hargreaves, Chief Financial Officer.  “Given our performance in the second quarter, I believe we remain on track to achieve our financial goals for the full year.”

The Company will web cast its second quarter earnings conference call at 9:00 a.m. Eastern Standard Time today. Investors and the media are invited to listen at http://www.hasbro.com (select "Corporate Info" from the home page, click on "Investor Information," and then click on the web cast microphone).

Hasbro is a worldwide leader in children's and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech.  Both internationally and in the U.S., its PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER, and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s ability to achieve its financial goals and may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "look forward," "may," "planned," "potential," "should," "will" and "would." Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the Company's ability to manufacture, source and ship new and continuing products on a timely basis and the acceptance of those products by customers and consumers at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic and public health conditions in the various markets in which the Company and its customers and suppliers operate throughout the world, including factors which impact the retail market or consumer demand, the Company's ability to manufacture and deliver products, higher fuel and other commodity prices, higher transportation costs and potential transportation delays, currency fluctuations and government regulation; the concentration of the Company's customers; the inventory policies of retailers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product; the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; market conditions, third party actions or approvals and the impact of competition that could delay or increase the cost of implementation of the Company's consolidation programs or alter the Company's actions and reduce actual results; the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings excluding, interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. This presentation also discusses 2005 segment operating profit (loss) adjusted for the impact of stock-based compensation as disclosed under SFAS 123.  Management believes that presentation of adjusted 2005 segment operating profit (loss) is appropriate in order to provide a comparison to 2006 segment operating results on a consistent basis.

"

# # #

(Tables Attached)

HASBRO, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

(Thousands of Dollars)	July 2, 2006	June 26, 2005
ASSETS	-----------	-----------
Cash and Cash Equivalents	$ 417,087	$ 642,831
Short-term Investments	72,625	-
Accounts Receivable, Net	290,480	348,200
Inventories	258,500	262,471
Other Current Assets	229,662	208,921
	----------------	----------------
Total Current Assets	1,268,354	1,462,423
Property, Plant and Equipment, Net	164,057	171,762
Other Assets	1,302,954	1,363,529
	----------------	----------------
Total Assets	$2,735,365	$2,997,714
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 10,017	$ 13,177
Current Portion of Long-term Debt	-	355,005
Payables and Accrued Liabilities	629,736	624,674
	----------------	---------------
Total Current Liabilities	639,753	992,856
Long-term Debt	494,359	247,554
Deferred Liabilities	143,732	150,810
	----------------	---------------
Total Liabilities	1,277,844	1,391,220
Total Shareholders' Equity	1,457,521	1,606,494
	----------------	---------------
Total Liabilities and Shareholders' Equity	$2,735,365	$2,997,714
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Six Months Ended

(Thousands of Dollars and Shares Except Per Share Data)	July 2, 2006	June 26, 2005	July 2, 2006	June 26, 2005
	-----------	-----------	-----------	-----------
Net Revenues	$ 527,764	$ 572,388	$995,945	$1,027,332
Cost of Sales	210,369	224,766	396,461	390,741
	--------------	---------------	--------------	--------------
Gross Profit	317,395	347,622	599,484	636,591
Amortization	19,140	26,930	37,392	51,685
Royalties	30,200	50,795	56,190	91,667
Research and Product Development	39,606	36,514	77,770	67,555
Advertising	60,466	64,974	115,320	119,164
Selling, Distribution and Administration	147,384	141,289	294,339	277,860
	--------------	---------------	--------------	--------------
Operating Profit	20,599	27,120	18,473	28,660
Interest Expense	6,812	7,649	13,938	15,380
Other (Income) Expense, Net	(18,715)	(13,219)	(22,514)	(16,185)
	--------------	---------------	--------------	--------------
Earnings Before Income Taxes	32,502	32,690	27,049	29,465
Income Taxes	5,414	3,236	4,860	3,724
	--------------	---------------	--------------	--------------
Net Earnings	$ 27,088	$ 29,454	$ 22,189	$ 25,741
	========	========	========	========

Per Common Share
Net Earnings
Basic	$ 0.16	$ 0.17	$ 0.13	$ 0.14
	========	========	========	========
Diluted	$ 0.07	$ 0.13	$ 0.06	$ 0.13
	========	========	========	========

Cash Dividends Declared	$ 0.12	$ 0.09	$ 0.24	$ 0.18
	========	========	========	========

Weighted Average Number of Shares
Basic	169,648	178,463	173,475	178,113
	========	========	========	========
Diluted	177,376	197,630	181,046	185,710
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
Major Segment Results and EBITDA
(Thousands of Dollars)

	Quarter Ended			Six Months Ended
	July 2, 2006	June 26, 2005	% Change	July 2, 2006	June 26, 2005	% Change
	-----------	-----------	-----------	-----------	-----------	----------
Major Segment Results
(2005 Operating Profit (Loss) Adjusted (1))
North American Segment
External Net Revenues	$ 361,956	$ 387,959	-7%	$ 672,260	$ 676,635	-1%
Operating Profit	30,402	25,374	20%	35,172	30,011	17%

International Segment
External Net Revenues	153,244	172,534	-11%	298,735	325,622	-8%
Operating Profit (Loss)	(8,093)	1,239	-753%	(16,416)	(6,634)	-147%

Reconciliation of EBITDA

Net Earnings	$ 27,088	$ 29,454	$ 22,189	$ 25,741
Interest Expense	6,812	7,649	13,938	15,380
Income Taxes	5,414	3,236	4,860	3,724
Depreciation	18,341	18,587	31,936	31,948
Amortization	19,140	26,930	37,392	51,685
	------------	------------	------------	------------
EBITDA	$ 76,795	$ 85,856	$ 110,315	$ 128,478
	=======	=======	=======	=======

(1) 2005 segment operating profit (loss) has been adjusted to include the amount of stock-based compensation as disclosed under SFAS 123. Because 2006 operating profit (loss) includes stock-based compensation expense, management believes that presentation of adjusted 2005 segment operating profit (loss) is appropriate in order to provide a comparison to 2006 segment operating results. See the attached Supplemental Financial Data schedule for a reconciliation of reported segment operating profit (loss) to the segment operating profit (loss) adjusted for stock-based compensation under SFAS 123.

HASBRO, INC.
Supplemental Financial Data
(Thousands of Dollars and Shares, except Per Share Data)

Net Earnings Per Share	2006		2005

Quarter	Basic	Diluted	Basic	Diluted
----------	-----------	-----------	-----------	-----------

Net earnings	$ 27,088	$ 27,088	$ 29,454	$ 29,454
Effect of dilutive securities:
Change in fair value of liabilities
potentially settleable in common stock	-	(15,270)	-	(5,730)
Interest expense on contingent convertible
debentures due 2021	-	-	-	1,066
	--------------	--------------	--------------	--------------
	$ 27,088	$ 11,818	$ 29,454	$ 24,790
	========	========	========	========

Average shares outstanding	169,648	169,648	178,463	178,463
Effect of dilutive securities:
Liabilities potentially settleable in
common stock	-	6,036	-	5,412
Contingent convertible debentures due 2021	-	-	-	11,574
Options and warrants	-	1,692	-	2,181
	--------------	--------------	--------------	--------------
Equivalent shares	169,648	177,376	178,463	197,630
	========	========	========	========

Net earnings per share	$ 0.16	$ 0.07	$ 0.17	$ 0.13
	========	========	========	========
Six Months
---------------
Net earnings	$ 22,189	$ 22,189	$ 25,741	$ 25,741
Effect of dilutive securities:
Change in fair value of liabilities
potentially settleable in common stock	-	(11,940)	-	(760)
	--------------	--------------	--------------	--------------
	$ 22,189	$ 10,249	$ 25,741	$ 24,981
	========	========	========	========

Average shares outstanding	173,475	173,475	178,113	178,113
Effect of dilutive securities:
Liabilities potentially settleable in
common stock	-	5,656	-	5,358
Options and warrants	-	1,915	-	2,239
	--------------	--------------	--------------	--------------
Equivalent shares	173,475	181,046	178,113	185,710
	========	========	========	========

Net earnings per share	$ 0.13	$ 0.06	$ 0.14	$ 0.13
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
(Thousands of Dollars, Except Per Share Data)
2005 Net Earnings Including the Effect of Stock-Based
Compensation Expense under SFAS 123
	Quarter Ended	Six Months Ended
	June 26,2005	June 26,2005
	----------------	----------------
Net Earnings, as Reported (1)	$ 29,454	$ 25,741

Stock-based Compensation Expense	(5,242)	(10,816)
Tax benefit	1,762	3,880
	-------------	-------------
Stock-based Compensation Expense, Net of Tax	(3,480)	(6,936)
	-------------	-------------
Net Earnings, Including the Effect of Stock-based
Compensation Expense (2)	$ 25,974	$ 18,805
	=======	=======

Diluted Net Earnings Per Share, as Reported (1)	$ 0.13	$ 0.13
Stock-based Compensation, Net of Tax, Per Share (2)	(0.02)	(0.03)
	-------------	-------------
Diluted Net Earnings Per Share, Including the
Effect of Stock-based Compensation (2)	$ 0.11	$ 0.10
	=======	=======

2005 Major Segment Results	Quarter Ended	Six Months Ended
	June 26,2005	June 26,2005
	----------------	----------------
North American Segment
External Net Revenues (3)	$ 387,959	$ 676,635
	=======	=======

Operating Profit (3)	$ 28,880	$ 37,246
Stock-based Compensation Expense	(3,506)	(7,235)
	-------------	-------------
Adjusted Operating Profit (4)	$ 25,374	$ 30,011
	=======	=======

International Segment
External Net Revenues (3)	$ 172,534	$ 325,622
	=======	=======

Operating Profit (Loss) (3)	$ 2,220	$ (4,611)
Stock-based Compensation Expense	(981)	(2,023)
	------------	------------
Adjusted Operating Profit (Loss) (4)	$ 1,239	$ (6,634)
	=======	=======
(1) Net earnings and diluted net earnings per share prior to fiscal 2006 did not include stock-based compensation expense under SFAS 123R.

(2) Stock-based compensation expense and stock-based compensation expense per share prior to fiscal 2006 is calculated based on the amounts as previously disclosed in Hasbro's 2005 quarterly and annual financial statement footnotes.

(3) Effective the beginning of fiscal 2006, Hasbro has restructured its business and as a result its operating segments.  External net revenues and operating profit reflects the 2005 results, as reported, reclassified into our new operating segment presentation.

(4) 2005 segment operating profit (loss) has been adjusted to reflect 2005 stock-based compensation as disclosed under SFAS 123.